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EXHIBIT 5.1

        [Wilson Sonsini Goodrich & Rosati Letterhead]

May 23, 2002

Overstock.com, Inc.
6322 S. 3000 East, Suite 100
Salt Lake City, Utah 84121

  Re:
  Amendment No. 6 to Registration Statement on Form S-1

Ladies and Gentlemen:

        We have examined the Amendment No. 6 to Registration Statement on Form S-1 to be filed on or about the date hereof by Overstock.com, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Registration Statement"), of up to 3,450,000 shares of the Company's common stock (the "Shares"). The Shares consist of 2,155,000 shares to be issued and sold by the Company (the "Primary Shares"), 845,000 shares to be sold by the selling stockholder indicated in the Registration Statement (the "Selling Stockholder Shares") and an over-allotment option granted to the underwriters to purchase 450,000 newly issued shares to be sold by the Company (the "Over-allotment Shares" and together with the Primary Shares the "Company Shares").

        The Shares are to be sold to the underwriter for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement to be filed as an exhibit thereto. As legal counsel to the Company, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Company Shares.

        Based upon the foregoing, we are of the opinion that the Shares, when issued in the manner described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

Very truly yours,
/s/ WILSON SONSINI GOODRICH & ROSATI
WILSON SONSINI GOODRICH & ROSATI Professional Corporation

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EXHIBIT 5.1